UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2016 (April 20, 2016)

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Not applicable
(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 20, 2016, Owens & Minor, Inc. (the “Company”) issued a press release affirming its previously disclosed financial outlook for 2016 despite receiving a customer non-renewal notice as disclosed in Item 8.01 below, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K for purposes of the affirmation of 2016 financial outlook.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On April 20, 2016, the Company issued a press release announcing that it has been notified by a national healthcare-provider customer that the customer does not intend to renew its distribution agreement and that the transition of this customer, which generated approximately $525 million in revenues to the Company in 2015, is expected to begin in late 2016.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

99.1     Press Release issued by the Company on April 20, 2016 (furnished pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: April 20, 2016                By:     /s/ Nicholas J. Pace
Name: Nicholas J. Pace
Title: Senior Vice President, General
Counsel and Corporate Secretary

Exhibit Index

Exhibit No.            Description

99.1	Press Release issued by the Company on April 20, 2016 (furnished pursuant to Item 7.01).

Exhibit 99.1
FOR IMMEDIATE RELEASE
April 20, 2016

Distribution Agreement between Owens & Minor and
a Large National Healthcare Provider Customer Will Not be Renewed;
O&M Reaffirms Financial Outlook for 2016

•	1st Quarter 2016 financial results will be released on Tuesday, May 3, 2016

•	Management Conference Call to follow on Wednesday, May 4, 2016

Richmond, Va. - BUSINESS WIRE - April 20, 2016 - Owens & Minor, Inc. (NYSE-OMI) announced today that it has been notified by a national healthcare-provider customer that the customer does not intend to renew its distribution agreement. The transition of this customer, which generated approximately $525 million in revenues to Owens & Minor in 2015, is expected to begin in late 2016.

Despite this change in its customer base, Owens & Minor affirmed its financial outlook for 2016 of adjusted earnings per diluted share in a range of $2.00 to $2.05. The 2016 outlook is based on certain assumptions that are subject to the risk factors discussed in the company’s filings with the Securities & Exchange Commission.

“Although we are disappointed in the customer’s decision to make this transition, we remain focused on achieving our long-term financial and operational performance goals,” said P. Cody Phipps, president & chief executive officer of Owens & Minor. “As a leading global healthcare services company, we remain focused on implementing our Transformation Agenda, which will position Owens & Minor for sustained profitable growth in the domestic and international markets. We intend to provide more detail on this customer transition, as well as our progress toward our 2016 goals, when we release first-quarter 2016 earnings.”

1st Quarter 2016 Earnings Date & Conference Call Information
Owens & Minor will report first-quarter 2016 financial results on Tuesday, May 3, 2016, after the close of the New York Stock Exchange. On the following morning, Owens & Minor will conduct a conference call for investors on Wednesday, May 4, 2016, at 8:30 a.m. EDT. The access code for the conference call, international dial-in and replay is #86705206. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. Replay: A replay of the call will be available for one week by dialing 855-859-2056. Webcast: A listen-only webcast of the call, along with supplemental information, will be available on www.owens-minor.com under “Investor Relations.”
Owens & Minor uses its website as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under Investor Relations at www.owens-minor.com.

Safe Harbor Statement
Except for historical information, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risk factors are discussed in reports filed by the company with the Securities & Exchange Commission. All of this information is available at www.owens-minor.com.

The company assumes no obligation, and expressly disclaims any such obligation, to update or alter information, whether as a result of new information, future events, or otherwise.

CONTACTS:
Truitt Allcott, Director, Investor & Media Relations, 804-723-7555, truitt.allcott@owens-minor.com

SOURCE: Owens & Minor